AMENDED AND RESTATED

BY-LAWS

OF

MULTI-SELECT SECURITIES FUND FOR PUERTO RICO RESIDENTS

ARTICLE I

OFFICES

The principal office of the Multi-Select Securities Fund for Puerto Rico Residents (the “Fund”) in the Commonwealth of Puerto Rico shall be located at American International Plaza, 10th Floor, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico. The Fund may have such other offices within the Commonwealth of Puerto Rico as the Board of Directors may designate or as the business of the Fund may from time to time require.

ARTICLE II

UNITHOLDERS

1.	Meetings.

The Fund will not hold annual meetings of unitholders. The Fund will hold a meeting of unitholders, at such time as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting (an “Election Meeting”) (i) upon written request of holders of at least 10% of the Fund’s outstanding Units or (ii) at such time as less than a majority of the members of the Board consists of persons other than the directors initially selected to serve on such Board or those directors subsequently elected by the unitholders in accordance with this section. If the day fixed for the Election Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.	Special Meetings.

Special meetings of the unitholders, for any purpose or purposes, unless otherwise prescribed by law, may be called only by the Chairman of the Board of Directors (the “Chairman”) or by the majority of the Directors.

3.	Place of Meetings.

The Directors may designate any place within the Commonwealth of Puerto Rico as the place of meeting for any Election Meeting or for any special meeting called by the Directors. A waiver of notice signed by all unitholders entitled to vote at a meeting may designate any place within the Commonwealth, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Fund.

4.	Notice of Meeting.

Written or printed notice stating the place, day and hour of the Election Meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman or the Directors calling the meeting, to each unitholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the unitholder at his address as it appears on the transfer books of the Fund, with postage thereon prepaid.

Notice of any meeting of unitholders shall be deemed waived by any unitholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty (120) days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which adjournment is taken.

5.	Advance Notice of Unitholder Proposals and Nominations.

At any Election Meeting or special meeting of unitholders, proposals by unitholders and persons nominated for election as Directors by unitholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law, the Deed of Trust and these By-Laws. Notice of any proposal to be presented by any unitholder or the name of any person to be nominated by any unitholder for election as a Director of the Fund at an Election Meeting shall be delivered to the Secretary of the Fund at its principal office not less than thirty (30) nor more than fifty (50) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed less than forty (40) days prior to the date of the meeting, such notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Any unitholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such unitholder favors the proposal and setting forth such unitholder’s name and address, the number and class of all units of the Fund beneficially owned by such unitholder and any material interest of such unitholder in the proposal (other than as a unitholder). Any unitholder desiring to nominate any person for election as a Director of the Fund shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all units of the Fund beneficially owned by such person, the information regarding such person as would be required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the

Securities and Exchange Commission (corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission to replace Regulation S-K), such person’s signed consent to serve as a Director of the Fund if elected, such unitholder’s name and address and the number and class of all units of the Fund beneficially owned by such unitholder (collectively, the “Qualifying Information”). As used herein, units “beneficially owned” shall mean all units as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all units as to which such person together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The Chairman (or person presiding at the meeting), in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

6.	Closing of Transfer Books or Fixing of Record Date.

For the purpose of determining unitholders entitled to notice of or to vote at any meeting of unitholders or an adjournment thereof, or unitholders entitled to receive payment of any dividend, or in order to make a determination of unitholders for any other proper purpose, the Directors of the Fund may provide that the transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the transfer books shall be closed for the purpose of determining unitholders entitled to notice of or to vote at a meeting of unitholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting. In lieu of closing the transfer books, the Directors may fix in advance a date as the record date for any such determination of unitholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of unitholders, not less than twenty (20) days prior to the date on which the particular action requiring such determination of unitholders is to be taken. If the transfer books are not closed and no record date is fixed for the determination of unitholders entitled to notice of or to vote at a meeting of unitholders, or unitholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the Resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of unitholders.

When a determination of unitholders entitled to vote at any meeting of unitholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

7.	Voting Lists.

The agent having charge of the transfer books for units of the Fund shall make, at least twenty (20) days before each meeting of unitholders, a complete list of the unitholders entitled to vote at such meeting, or at any adjournment thereof, arranged in alphabetical order, with the address of and the number of units held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Fund and shall be subject to inspection by any unitholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any unitholder during the whole time of the meeting. The original transfer book shall be prima facie evidence as to who are the unitholders entitled to examine such list or transfer books or to vote at the meeting of unitholders.

8.	Quorum.

At any meeting of unitholders more than one-half of the outstanding units of the Fund entitled to vote, represented in person or by proxy, shall constitute a quorum. However, there will be no quorum for purposes of voting with respect to matters related to or affecting any Portfolio of the Fund (each, a “Portfolio”), unless more than one half of the outstanding units of such Portfolio entitled to vote are represented in person or by proxy. If less than any said number of the units so represented may adjourn the meeting from time to time without further notice until quorum shall be present thereat. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The unitholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough unitholders to leave less than a quorum.

9.	Proxies.

At all meetings of unitholders, a unitholder may vote by proxy executed in writing by the unitholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Fund before or at the time of the meeting. No proxy shall be valid after the expiration of one year from the date thereof, unless otherwise provided in the proxy.

10.	Voting.

Each unitholder entitled to vote in accordance with the terms and provisions of the Deed of Trust, its amendments, and these By-Laws shall be entitled to one vote (or fraction thereof), in person or by proxy, for each unit (or fraction thereof) entitled to vote held by such unitholder, except that the unitholders shall have no voting rights with respect to matters related to or affecting a Portfolio other than the Portfolio that issued such unitholders’ units. Voting rights shall be non cumulative. Upon the demand of any unitholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote (i.e. by the candidate who receives the greatest number of votes if two or more candidates compete for the same directorship), all other questions shall be decided by majority vote of those unitholders present in person or by proxy except as otherwise provided by the Deed of Trust, its amendments or the laws of this Commonwealth.

11.	Order of Business.

The order of business at all of the unitholders shall be as follows:

(a)	Roll Call.

(b)	Proof of Notice of Meeting or Waiver of Notice.

(c)	Reading of minutes of preceding meeting.

(d)	Reports of Committees.

(e)	Election of Directors.

(f)	Unfinished Business.

(g)	New Business.

12.	Consent of Unitholders in Lieu of Meeting.

Unless otherwise provided by law, any action required to be taken at a meeting of the unitholders, or any other action which may be taken at a meeting of the unitholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the unitholders entitled to vote with respect to the subject matter thereof

ARTICLE III

BOARD OF DIRECTORS

1.	General Powers.

Except as otherwise provided in the Deed of Trust, as amended from time to time, the business and affairs of the Fund shall be managed under the direction of the Board of Directors. All powers of the Fund may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the unitholders by law, the Deed of Trust, its amendments or these By-Laws. The Directors shall in all cases act as a Board.

2.	Number, Tenure and Qualifications.

The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of Directors shall in no event be less than three (3) nor more than fifteen (15). Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be unitholders. A majority of the Board of Directors (and of any committee of the Board of Directors) shall be residents of Puerto Rico.

3.	Election and Term of Directors.

The Board of Directors may nominate any person for election as a Director not less than thirty (30) nor more than fifty (50) days before the Election Meeting, after obtaining the Qualifying Information. In addition, each “Independent Director” (as such term is defined in the Code of Ethics to be adopted by the Board of Directors may only be replaced with another Independent Director. The Independent Directors, collectively, shall at all times represent a majority of the Board. The term of office of each Director shall be from the time of his election and qualification until the election of Directors next succeeding his election and until his successor shall have been elected and shall have qualified or until his death, or until he shall have resigned or until December 31 of the year in which he shall have reached eighty years of age, or until he shall have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Deed of Trust, as amended from time to time.

4.	Resignation.

A Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary of the Fund. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

5.	Removal of Directors.

Any Director of the Fund may be removed only by the unitholders by a vote of sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast for the election of Directors. Such vote may be issued through a declaration in writing or by proxy at a meeting called for such purpose. A meeting will be called by the Board of Directors at the written request of unitholders of record representing not less than twenty-five percent (25%) of the outstanding units of the Fund.

6.	Vacancies.

Any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of Directors or any other cause, may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists, or by a sole remaining Director. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

7.	Place of Meetings.

Meetings of the Board may be held at any place as the Board may from time to time determine or as shall be specified in the notice of such meeting; provided, however, that no such meeting shall be held in the United States of America.

8.	Regular Meetings.

A regular meeting of the Directors shall be held at the time and place the Directors may provide by resolution for the holding of regular meetings without other notice than such resolution.

9.	Special Meetings.

Special meetings of the Directors may be called by or at the request of the Chairman or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

10.	Notice of Special Meetings.

Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone or any standard form of telecommunication, at least forty-eight (48) hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held.

11.	Waiver of Notice of Meetings.

Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

The attendance of the Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

12.	Quorum and Voting.

One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Deed of Trust, as amended, these By-Laws, or other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

13.	Organization.

The Board shall, by resolution adopted by a majority of the entire Board, designate the Chairman, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. Any person appointed by a majority of the Directors) shall act as secretary of the meeting and keep the minutes thereof.

14.	Written Consent of Directors in Lieu of a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

15.	Compensation.

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Fund in any other capacity and receiving compensation therefor.

16.	Investment Policies.

The Board may delegate the duty of management of the assets and administration of its day to day operations to a management company and/or investment adviser that is organized and whose principal place of business is in Puerto Rico, pursuant to a written contract or contracts. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Fund, as implemented by any management company and/or investment adviser to the Fund, are at all times consistent with the investment objective, policies and restrictions recited in the Prospectus of the Fund used in connection with the initial public offering of the Fund’s units.

17.	Presumption of Assent.

A Director of the Fund who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Fund immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

COMMITTEES

1.	Executive Committee.

The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the Directors of the Fund, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

(a)	the submission to unitholders of any action requiring authorization of unitholders pursuant to statute or the Deed of Trust;

(b)	the filling of vacancies on the Board of Directors;

(c)	the approval or termination of any contract with an investment adviser or principal underwriter;

(d)	the amendment or repeal of these By-Laws or the adoption of new By-Laws;

(e)	the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;

(f)	the declaration of dividends and the issuance of units of the Fund; and

(g)	the approval of any merger or unit exchange which does not require unitholder approval.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

2.	Other Committee of the Board.

The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more Directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

3.	General.

One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Fund; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Fund.

ARTICLE V

OFFICERS

1.	Number.

The Officers of the Fund shall be a Chairman, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Directors.

2.	Election and Term of Office.

The Officers of the Fund to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the unitholders. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	Removal.

Any Officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.	Vacancies.

A vacancy in any Office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5.	Chairman.

The Chairman shall be the principal executive Officer of the Fund and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Fund. The Chairman shall, when present, preside at all meetings of the unitholders and of the Directors. He may sign, with the Secretary or any other officer of the Fund authorized by the Directors, certificates for units of the Fund, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these By-Laws to some other Officer or agent of the Fund, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chairman and such other duties as may be prescribed by the Directors from time to time.

6.	Secretary.

The Secretary shall keep the minutes of the unitholders’ and of the Directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records of the

Fund and keep a register of the post office address of each unitholder which shall be furnished to the Secretary by such unitholder, have general charge of the units transfer books of the Fund and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or by the Directors.

7.	Treasurer.

If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Fund; receive and give receipts for moneys due and payable to the Fund from any source whatsoever, and deposit all such moneys in the name of the Fund in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman or by the Directors.

8.	Salaries.

The salaries of the Officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Fund.

ARTICLE VI

INDEMNIFICATION

Each Director of the Fund shall be indemnified by the Fund to the fullest extent permitted under laws of the Commonwealth of Puerto Rico and the United States, to the extent applicable. No amendment to these By-Laws or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

Each Director of the Fund claiming indemnification within the scope of this Article VI shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the fullest extent permitted under applicable law without a preliminary determination as to his ultimate entitlement to indemnification (except as set forth below); provided, however, that the person seeking indemnification shall provide to the Fund a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Fund for his undertaking, (b) the Fund is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party independent Directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

The Fund may purchase insurance on behalf of a Director protecting such person to the fullest extent permitted under the laws of the Commonwealth of Puerto Rico, from liability arising from his activities as Director of the Fund. The Fund, however, may not purchase insurance on behalf of any Director of the Fund that protects or purports to protect such person from liability to the Fund or to its unitholders to which such Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Fund may indemnify, make advances or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not a Director of the Fund.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.	Contracts.

The Directors may authorize any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Fund, and such authority may be general or confined to specific instances.

2.	Loans.

No loans shall be contracted on behalf of the Fund and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3.	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Fund shall be signed by such agent or agents of the Fund and in such manner as shall from time to time be determined by resolution of the Directors.

4.	Deposits.

All funds of the Fund not otherwise employed shall be deposited from time to time to the credit of the fund in such banks, trust companies or other depositaries as the Directors may select.

ARTICLE VIII

CERTIFICATES FOR UNITS AND THEIR TRANSFER

1.	Certificates for Units.

Certificates representing units of the Fund’s Portfolios shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the Directors. All certificates for units shall be consecutively numbered or otherwise identified. The name and address of the unitholders, the number of units of each Portfolio and date of issue shall be entered on the transfer books of the Fund. All certificates surrendered to the Fund for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of units shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Fund as the Directors may prescribe. If such certificate is manually signed by one Director or manually countersigned by a Transfer Agent, any other signature on the certificate may be a facsimile. In case any Director who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Director or Transfer Agent before such certificate is issued, it may be issued by the Fund with the same effect as if such person were such Director or Transfer Agent at the date of the issue.

2.	Transfer of Units.

(a) Upon surrender to either the Fund or the Transfer Agent of the Fund of a Certificate of Units duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Fund to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Fund which shall be kept at the Transfer Agent’s principal office.

(b) The Fund shall be entitled to treat the holder of record of any unit as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such unit on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this Commonwealth.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Fund shall be fixed by the Board of Directors.

ARTICLE X

DIVIDENDS

The Directors may from time to time declare, and the Fund may pay, dividends on its outstanding units in the manner and upon the terms and conditions provided by law.

ARTICLE XI

DEPOSITORIES AND CUSTODIANS

1.	Depositories.

The funds of each Portfolio shall be deposited with such banks or other companies as the Board of Directors of the Fund may from time to time determine.

2.	Custodians.

All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Fund may from time to time determine.

ARTICLE XII

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of independent public accountants which shall sign or certify the financial statements of each of the Portfolios which are filed with the Commissioner of Financial Institutions shall be selected annually by the Board of Directors.

ARTICLE XIII

ANNUAL STATEMENT

The books of account of each of the Portfolios shall be examined by an independent firm of public accountants at the close of each annual period of the Fund or at such other times as may be directed by the Board. A report to the unitholders based upon each such examination shall be mailed to each unitholder of the Fund of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Fund. Such annual statement shall also be available at the annual meeting of unitholders, if any, and, within twenty (20) days after the meeting (or, in the absence of an annual meeting, within twenty (20) days after the date of the financial statements), be placed on file at the Fund’s principal office.

Each such report shall show the assets and liabilities of each Portfolio as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Portfolio were then invested. Such report shall also show the Portfolio’s income and expenses for the period from the end of the Fund’s preceding fiscal year to the close of the annual or quarterly period covered by the report, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

ARTICLE XIV

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any unitholder or Director of the Fund under the provisions of these By-Laws or under the provisions of the Deed of Trust, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XV

INTERESTED DIRECTORS; QUORUM

No contract or transaction between one or more Portfolios with another Portfolio, the Fund or any of its Portfolios and one or more of its Directors, or between the Fund or any of its Portfolios and any other fund, partnership, association or other organization in which one or more of its Directors are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the unitholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the unitholders; or (3) the contract or transaction is fair as to the Fund or the Portfolios as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the unitholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XVI

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, subject to the power of the unitholders to alter or repeal by-laws.